                                                                   EXHIBIT 10.21

                        OPTION TO REPURCHASE TECHNOLOGY
                        -------------------------------

1. Parties. This option to repurchase the QuoteXpress Application Software (the "Technology") dated this ___ day of June, 2000, is made and entered into by and between Datalink.net, Inc. ("Datalink.net") whose principal offices are located at 1735 Technology Drive, Suite 790, San Jose, CA 95110, and 505804 New Brunswick Inc., a corporation incorporated under the laws of the Province of Ontario as 605285 Ontario Inc., and continued in New Brunswick as 505406 New Brunswick Inc., and merged with another company to become 505804 New Brunswick Inc. ("Owner").

2.      Recitals
        2.1 The Technology. Owner is the owner of that certain QuoteXpress Application Software (the "Technology") described in Exhibit "A", attached hereto and made a part hereof, (a) pursuant to that certain Application Software Purchase Agreement (the "Purchase Agreement") between Owner, as Purchaser, and Datalink.net, as Seller, and (b) as licensed to Datalink.net, pursuant to that certain Management and Marketing Agreement.
        2.2 The Note. The Technology is encumbered by that certain 6% Secured Term Note (the "Note") dated May 6, 1997, in the original principal amount of $14,027,500 in favor of Datalink.net.

3.      Grant and Exercise of Option.
        3.1 Grant of Option. For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Owner hereby grants to Datalink.net the right and option to repurchase the Technology at the price and on the terms and conditions set forth herein (the "Option").
        3.2 Exercise of Option. The Option shall be exercisable upon Owner's signature of this Agreement. On or after the Owner's signature of this Agreement, Datalink.net may exercise the Option at any time by providing Owner with written notice (the "Notice of Exercise") of Datalink.net's election to exercise the Option hereunder.
        3.3 Extinguishment of Note and Termination of Certain Agreements Upon Exercise of Option. Upon Datalink.net's exercise of its Option, the Note shall be extinguished and all of the agreements between the parties related to the original purchase of the Technology in 1997 are terminated, including, but not limited to, the Purchase Agreement, the Management and Marketing Agreement, the Assignments of Technology, Patents, Trademarks, Copyrights and other Agreements, the Sublicense, and the Proprietary Information and Inventions Agreement.

4. Purchase Price. The purchase price (the "Purchase Price") for the Technology shall be four million dollars US (US $4,000,000), payable in immediately available funds.

5. Owner's Representations and Warranties. Owner represents, warrants and agrees that as of the date of this Agreement and continuing thereafter:
        (a) Except for the existing agreements between Datalink.net and Owner, Owner is the sole and exclusive proprietor of the Technology with full right and authority to grant the rights granted herein.
        (b) Except for the existing agreements between Datalink.net and Owner, no version of the Technology, or any part thereof has been previously manufactured, copied, produced, presented, exhibited, exploited or authorized and no written or oral agreements or commitments whatsoever with respect to the Technology has heretofore been made or entered into by or on behalf of Owner.
        (c) None of the rights granted to Datalink.net have been granted or assigned by Owner, or any part acting under the authority of or on behalf of Owner, to any party other than to Datalink.net; and no written or oral agreements or commitments whatsoever, including an option to acquire the rights with respect to the Technology or with respect to any rights of any kind and nature therein, have heretofore been made or entered into by Owner or any party acting under the authority of or on behalf of the Owner, to any party other than to Datalink.net.
        (d)     Except for the currently existing Agreements with Datalink.net,
                i) Owner has not assigned, licensed or in any manner encumbered, diminished or impaired any rights in the Technology, ii) Owner has not committed, or omitted to perform, any act by which such could or will be encumbered, diminished or impaired or any act necessary to prevent the rights from being encumbered, diminished or impaired, and iii) insofar as Owner has knowledge in the exercise of reasonable prudence, there is no claim or litigation pending or threatened against or involving the rights, including the title, ownership or copyright in the Technology, or any party thereof. No attempt hereafter will be made by Owner, or with Owner's authorization, to encumber, diminish or impair any of the rights granted to Datalink.net herein.
        (e) Except for the existing Agreements between Datalink.net and Owner, Owner is free and duly authorized to enter into this agreement and is not under any disability that would prevent or hamper any conveyance of the rights hereunder.

6. Arbitration. The parties agree that any and all disputes relating to, or arising out of this Agreement, including, but not limited to, the termination of this Agreement or the payments due hereunder shall be submitted to the American Arbitration Association ("AAA") for arbitration in accordance with the rules of AAA then in force and effect as the sole and exclusive remedy for resolving such controversies. The parties agree that the decision of the arbitrator shall be final and binding and that a judgment may be entered on such arbitration award in any court of competent jurisdiction. The parties agree that no damages may be sought or awarded in any such arbitration other than specifically set forth in this Agreement. The parties agree that any such arbitration shall take place in California. In no event and under no circumstances whatsoever shall Owner have any right to injunctive relief or to enjoin, restrain or otherwise interfere with the production, distribution or other exploitation of any production produced hereunder, or to terminate, cancel or rescind this Agreement or the grant of any rights hereunder, for any reason whatsoever, including, without limitation, any claimed failure or breach on Datalink.net's part.

7. Indemnification. Owner agrees to defend, indemnify and otherwise hold Datalink.net and its employees, officers, directors, agents, representatives, successors, licensees and assigns free and harmless from and against any and all liabilities, claims, demands (including reasonable attorneys' fees and costs whether or not litigation is commenced) arising out of or resulting from any breach or alleged breach by Owner of any term or condition of this Agreement or the representations and warranties of Owner.

8. Assignment. Datalink.net may not assign or transfer this Agreement and all or any part of Datalink.net's rights or obligations hereunder without the prior consent of Owner (which consent shall not be unreasonably withheld), and this Agreement shall inure to the benefit of

        Datalink.net's successors and assigns and shall be binding upon Owner's successors and assigns. This Agreement is personal to Owner and may not be assigned or transferred.

9. Successors and Assigns. It is agreed that each and every covenant, agreement, term and condition herein contained will extend to and be binding upon the respective successors, heirs, administrators, executors and assigns of the parties hereto.

10. Invalidity of Provisions. If any term or provision of this Option or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Option, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

11. Interpretation. This Option shall be governed by and interpreted in accordance with the laws of the State of California.

12. Limitation of Liability. The liability of Owner hereunder shall be limited to the interest now held by Owner in the Technology (pursuant to the Purchase Agreement). This Option has been agreed to by Owner and Datalink.net with the expectation that the Purchase Agreement, the Technology license and the Note will run their natural course without defaults. Except as expressly provided in the next sentence, Datalink.net's rights hereunder shall be to pursue Owner's interest in the Technology and Datalink.net shall have no recourse personally against Owner to enforce this Option. Notwithstanding the foregoing, however, Owner warrants to Datalink.net that Owner will take no action without the written consent of Datalink.net which would result in further encumbering Owner's interest in the Technology.

13. Counterparts. This Option may be executed in one or more counterparts, all of which are to be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by all of the parties hereto and delivered to the other party.

14. Miscellaneous. Owner agrees to execute, acknowledge and deliver to Datalink.net, in a form approved by Datalink.net, any additional documents or instruments which Datalink.net may deem necessary to fully effectuate and carry out the intent and purposes of this Agreement. The parties may enter into a more formal contract incorporating the terms set forth in this Agreement


THE REST OF THIS PAGE IS INTENTIONALLY BLANK and standard terms and conditions customary in technology option/purchase agreements in the high tech industry in Silicon Valley, California, but unless and until such more formal contract is prepared and executed, the terms and conditions under which Datalink.net is acquiring the option from Owner with respect to the Technology is as set forth in this Agreement and in such standard terms and conditions incorporated herein by this reference.

By signing and dating in the spaces indicated below, the parties acknowledge that this agreement constitutes their complete understanding of their agreement until such time as a more formal agreement may be signed. Facsimile signatures shall be deemed original for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Option as of the date set forth by their respective signatures hereunder.

605285 ONTARIO INC.

By:                                                                 Sworn and subscribed before me this ____
   -------------------------------                                  Day of __________, 2000
Name:
     -----------------------------                                  Notary Public
Title:                                                              (Affix Notarial Seal)
      ----------------------------
Date:                                                               My Commission expires:
     -----------------------------                                                        ------------------

505804 NEW BRUNSWICK INC.

By:                                                                 Sworn and subscribed before me this ___
   -------------------------------                                  Day of __________  ,2000
Name:
     -----------------------------                                  Notary Public
Title:                                                              (Affix Notarial Seal)
      ----------------------------
Date:                                                               My Commission expires:
     -----------------------------                                                        ------------------

505406 NEW BRUNSWICK INC.

By:                                                                 Sworn and subscribed before me this ___
   -------------------------------                                  Day of __________ ,2000
Name:
     -----------------------------                                  Notary Public
Title:                                                              (Affix Notarial Seal)
      ----------------------------
Date:                                                               My Commission expires:
     -----------------------------                                                        -------------------

DATALINK.NET, INC.
By:
   -------------------------------
Name:
     -----------------------------
Title:                                 Date:
      -----------------------------         --------------------